NEWS RELEASE

Contact:
Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

J.Crew
Margot Fooshee
212-209-2500

ALLIANCE DATA SIGNS LONG-TERM EXTENSION AGREEMENT WITH J.CREW GROUP, INC., TO CONTINUE PROVIDING PRIVATE LABEL CREDIT CARD SERVICES

Extension Includes Continuation of Credit, Loyalty and Multi-Channel Marketing Services

DALLAS – June 14, 2011 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a long-term extension agreement with New York-based J.Crew Group, Inc. (www.jcrew.com), a leading multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. Through the contract extension, Alliance Data will continue providing J.Crew with reward program and private label credit card services, accepted at J.Crew stores and through J.Crew’s web and catalog channels.

Under terms of the agreement, Alliance Data will continue to provide end-to-end private label credit card services for J.Crew.

“Since the beginning of our partnership with J.Crew just over a decade ago, Alliance Data has helped J.Crew drive multi-channel sales and increase cardholder value,” said Ivan Szeftel, president of Retail Services for Alliance Data. “We are privileged to have the opportunity to help drive J.Crew’s sustained profitability and build on the successful cross-channel marketing, credit and loyalty programs we’ve partnered with J.Crew to establish.”

About J.Crew
J.Crew Group, Inc. is a nationally recognized multi-channel retailer of women's, men's and children's apparel, shoes and accessories. As of March 1, 2011, the Company operated 249 retail stores (including 219 J.Crew retail stores, 10 crewcuts and 20 Madewell stores), the J.Crew catalog business, jcrew.com, madewell.com and 85 factory stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company's website www.jcrew.com.

J.Crew Group, Inc. Forward-Looking Statements
Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including our substantial indebtedness and lease obligations, the strength of the economy, declines in consumer spending or changes in seasonal consumer spending patterns, competitive market conditions, our ability to anticipate and timely respond to changes in trends and consumer preferences, our ability to successfully develop, launch and grown our newer concepts, products offerings, sales channels and businesses, material disruption to our information systems, our ability to implement our real estate strategy, our ability to attract and retain key personnel, interruptions in our foreign sourcing operations, impact of costs of mailing, paper and printing, and other factors which are set forth in the Company’s Annual Report on Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act, potential effects of the Epsilon data incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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